Exhibit 32.1



                         Section 906 Certification
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        The following statement is provided by the undersigned to accompany the Form 10-Q for The Willowbridge Fund L.P. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

        The undersigned certifies in his capacity as an officer of Ruvane Investment Corporation, the general partner of The Willowbridge Fund. L.P., that the foregoing Report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-Q fairly presents, in all material respects, the fnancial condition and results of operations of The Willowbridge Fund L.P. for the period in question.



/s/ Robert L. Lerner
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Robert L. Lerner
President
Ruvane Investment Corporation,
the general partner of
The Willowbridge Fund, L.P.